Exhibit 99.1

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600

(732) 296-8400

Senesco Technologies Reports Second Quarter Fiscal 2008 Financial Results

NEW BRUNSWICK, N.J. (February 15, 2008) - Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX:SNT) today reported financial results for the three months ended December 31, 2007.

Net loss for the three month period ended December 31, 2007 was $1.3 million, or $0.07 per share, compared with a net loss of $1.1 million, or $0.07 per share, for the three month period ended December 31, 2006.  This increase in net loss was primarily the result of a decrease in revenue and an increase in expenses associated with the outstanding convertible notes that were issued during the current fiscal year, which was partially offset by a decrease in operating expenses.

Quarterly and Recent Highlights

•                  Senesco closed on an additional gross amount of $5.5 million of its previously announced private placements with YA Global Investments, LP (“YA Global”) and Stanford Venture Capital Holdings, Inc. (“Stanford”).  Through January 31, 2008, Senesco has now closed on an aggregate of $7 million of the $10 million private placements of secured convertible debentures and warrants and has met the three triggering milestones necessary in order to fix the conversion price of the convertible notes issued to YA Global and Stanford at $0.90 per share of common stock.

•                  Senesco selected Cato Research, a leading contract research organization (“CRO”), to assist the Company with its goal of initiating a clinical trial.

•                  Senesco initiated and announced the results of certain preclinical animal studies focused on multiple myeloma.   In the studies, SCID (severe combined immunodeficiency) mice were injected subcutaneously with human multiple myeloma cancer cells to form myeloma tumors in their flanks.  Treated mice were injected intratumorally with Factor 5A therapy encapsulated in nanoparticles, while control mice received a nanoparticle without the Factor 5A therapy.  One of the dosing regimens showed evidence of significant tumor regression relative to the untreated control mice, while the other showed a diminished rate of tumor growth along with some regression.

“As our recent accomplishments indicate, we continue to execute on our strategy,” said Bruce Galton, President and CEO of Senesco.  We believe we have advanced our human health preclinical research program via the selection of a CRO and the successful completion of certain in-vivo preclinical studies in multiple myeloma.  Our objectives for the remainder of the year are to continue to evaluate dosing regimens and encapsulation vehicles in preclinical multiple myeloma cancer models, to identify contract manufacturing centers to produce cGMP materials, to plan and carry out the necessary toxicology studies, and to work with our CRO to begin preparation of an Investigational New Drug Application.”

•                  Revenue of $6,250 for the three month period ended December 31, 2007 consisted of the amortized portion of previous milestone payments received in connection with certain license agreements.  During the three-month period ended December 31, 2006, revenue of $181,250 consisted of initial fees, milestone payments and the amortized portion of previous milestone payments received in connection with certain development and license agreements.

•                  Research and development expenses during the three month period ended December 31, 2007 were $392,254, compared with $239,395 during the three month period ended December 31, 2006.  This increase resulted from an increase in the budget for the banana field trials, an unfavorable exchange rate variance in connection with our research agreement at the University of Waterloo and the initiation of certain human health-related research projects that were not in progress during the three month period ended December 31, 2006.  The Company expects research and development expenses to continue to increase as it expands its research activities, particularly in the area of human health.

•                  General and administrative expenses were $586,000 for the three month period ended December 31, 2007, compared with $1.1 million during the three month period ended December 31, 2006.  This decrease was primarily due to lower stock-based compensation expense, which was partially offset by an increase in depreciation and amortization.

•                  At December 31, 2007, Senesco had cash, cash equivalents and investments of $5,135,644.  With the remaining potential gross proceeds of our previously announced $10 million financing, Senesco should be able to operate according to the Company’s current business plan for the next 21 months.  As previously disclosed, the Company has closed on $7 million of the $10 million financing.  The receipt of the remaining $3 million of proceeds is dependent upon entering into certain supply agreements with third party manufacturers.  If Senesco does not meet all or some of the foregoing funding milestones, then the current $5.1 million is only sufficient for the next 13 months.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,	For the Three Months Ended December 31,	For the Six Months Ended December 31,	For the Six Months Ended December 31,	From Inception on July 1, 1998 through December 31,
	2007	2006	2007	2006	2007

Revenue	$6,250	$181,250	$377,500	$262,500	$1,095,833

Operating Expenses:

General and administrative	585,851	1,103,594	974,910	1,486,879	20,409,103
Research and development	392,254	239,395	745,149	548,743	8,938,318
Total Operating Expenses	978,105	1,342,989	1,720,059	2,035,622	29,347,421

Loss From Operations	(971,855)	(1,161,739)	(1,342,559)	(1,773,122)	(28,251,588)

Sale of state income tax loss, net	—	—	—	—	586,442
Other noncash income	—	—	—	—	321,259
Interest income, net	25,227	26,102	32,106	37,020	411,894
Amortization of debt discount and financing costs	(283,207)	—	(298,428)	—	(298,428)
Interest expense on convertible notes	(64,836)	—	(67,836)	—	(67,836)
Net Loss	$(1,294,671)	$(1,135,637)	$(1,676,717)	$(1,736,102)	$(27,298,257)

Basic and Diluted Net Loss Per Common Share	$(0.07)	$(0.07)	$(0.10)	$(0.11)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	17,474,870	17,257,791	17,474,282	16,369,220

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2007	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,135,644	$408,061
Short-term investments	500,000	250,000
Prepaid expenses and other current assets	52,959	104,526
Total Current Assets	5,688,603	762,587

Property and equipment, net	5,444	7,526
Intangibles, net	2,896,958	2,544,447
Deferred financing costs	748,949	—
Security deposit	7,187	7,187
TOTAL ASSETS	$9,347,141	$3,321,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$552,026	$109,258
Accrued expenses	368,570	377,359
Deferred revenue	4,167	16,667
Total Current Liabilities	924,763	503,284

Convertible note, net of discount	257,560	—
Grant payable	99,728	99,728
Other liability	26,129	29,196
TOTAL LIABILITIES	1,308,180	632,208

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 100,000,000 shares, issued and outstanding 17,581,852 and 17,473,694, respectively	175,819	174,737
Capital in excess of par	35,161,399	28,136,342
Deficit accumulated during the development stage	(27,298,257)	(25,621,540)

TOTAL STOCKHOLDERS’ EQUITY	8,038,961	2,689,539

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,347,141	$3,321,747